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                                                                   EXHIBIT 10-O

                           RESTRICTED STOCK AGREEMENT


         This RESTRICTED STOCK AGREEMENT (this "Agreement") is made as of the 1st day of April, 1997, between Veritas DGC Inc., a Delaware corporation (the "Employer"), and Tony Tripodo, an individual residing in Harris County, Texas ("Employee").

                                    RECITALS

         WHEREAS, Employee is employed by Employer.

         WHEREAS, Employer and Employee desire that shares of stock of Employer be issued to Employee, subject to this Agreement, as additional compensation to Employee for his employment with Employer.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Employer and Employee agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

                 a. "Board" shall mean the board of directors of the Company.

                 b. "Cause" shall have the meaning ascribed to such term in the Employment Agreement.

                 c. "Disability" shall have the meaning ascribed to such term in the Employment Agreement.

                 d. "Employment Agreement" shall mean that certain Employment Agreement of even date herewith between Employer and Employee.

                 e. "Forfeiture Restrictions" shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of shares of Stock issued to Employee hereunder and the obligation to forfeit and surrender such shares to Employer.

                 f. "Good Reason" shall have the meaning ascribed to such term in the Employment Agreement.

                 g. "Stock" shall mean the common stock of Employer, $.01 par value.

                 h. "Restricted Shares" shall mean shares of Stock that are subject to the Forfeiture Restrictions.
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         2.      Restricted Shares.  The Employee agrees to accept the
Restricted Shares when issued and agrees with respect thereto as follows:

                 a. On the date of this Agreement, Employer shall cause to be issued in Employee's name 10,000 shares of Stock as Restricted Shares. A certificate evidencing the Restricted Shares shall be issued by Employer in Employee's name, pursuant to which Employee shall have, except for the Forfeiture Restrictions, all of the rights of a stockholder of Employer with respect to such Restricted Shares, including, without limitation, the right to receive any dividends or distributions allocable thereto. The certificate shall be delivered upon issuance to the Secretary of Employer or to such other depository as may be designated by the Board as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse. On the date of this Agreement, Employee shall deliver to Employer stock powers, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, Employer shall cause a new certificate or certificates to be issued without legend in the name of Employee in exchange for the certificate evidencing the Restricted Shares.

                 b. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions. Further, the Restricted Shares may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that Employer may refuse to register the transfer of the Restricted Shares on the stock transfer records of Employer if such proposed transfer would in the opinion of counsel satisfactory to Employer constitute a violation of any applicable securities law and
         (ii) that Employer may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares. The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares. Certificates representing the Restricted Shares shall be legended as follows to reflect the Forfeiture Restrictions and to assure compliance with any applicable federal or state securities laws:

                 THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND TONY TRIPODO DATED APRIL 1, 1997. RESTRICTIONS ON THE RIGHT TO OWN OR TRANSFER THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN IMPOSED PURSUANT TO SAID RESTRICTED STOCK AGREEMENT. A COPY OF THE RESTRICTED STOCK AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.





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                 c.       The Forfeiture Restrictions shall lapse as to the
         Restricted Shares in accordance with the following schedule provided that Employee has been continuously employed by Employer from the effective date of this Agreement through the lapse date:

                                                               Number of
                                                        Restricted Shares as to
                                                           Which Forfeiture
                        Lapse Date                        Restrictions Lapse
                        ----------                        ------------------
                       April 1, 1998                             3333

                       April 1, 1999                             3333

                       April 1, 2000                             3334



         Notwithstanding the foregoing provisions of this Section 2(c), in the event Employee's employment with Employer is terminated prior to April 1, 2000 (i) by Employer without Cause, (ii) by Employee for Good Reason or (iii) due to the death or Disability of Employee, then all remaining Forfeiture Restrictions shall immediately lapse.


                 d. The existence of the Restricted Shares shall not affect in any way the right or power of Employer to make or authorize any adjustment, recapitalization, reorganization or other change in Employer's capital structure or its business, any merger or consolidation of Employer, any issue of debt or equity securities, the dissolution or liquidation of Employer or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 2(b) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of Employer, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement and the certificates representing such stock, securities or other property shall be legended to show such restrictions.

                 e. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Employee for federal or state income tax purposes, Employee shall deliver to Employer at the time of such receipt or lapse, as the case may be, such amount of money as Employer may require to meet its obligation under applicable tax laws or regulations, and, if such Employee fails to do so, Employer is authorized to withhold from any cash or stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.





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3.      Consideration.  As consideration for the issuance of the Restricted
Shares, Employee shall pay Employer the par value of such Restricted Shares.

         4. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of Employer as long as Employee remains an employee of either Employer, any successor corporation or a parent or subsidiary corporation (as defined in Section 424 of the Code) of Employer or any successor corporation thereof. Any questions as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Board and its determination shall be final.

         5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Employer, Employee, any successors to Employer and all persons lawfully claiming under the Employee.

         6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, Employer has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the date first above written.

                                        EMPLOYER:

                                        VERITAS DGC INC.


                                        By: /s/  DAVID B. ROBSON
                                           --------------------------------
                                                 David B. Robson
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                        EMPLOYEE:

                                         /s/ TONY TRIPODO
                                        -----------------------------------
                                        Tony Tripodo





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